EXHIBIT 99.1

Camden Property Trust Announces Fourth Quarter
and Full Year 2008 Operating Results

HOUSTON--(BUSINESS WIRE)--February 9, 2009--Camden Property Trust (NYSE:CPT) announced that its funds from operations (“FFO”) for the fourth quarter of 2008 totaled $0.17 per diluted share or $10.1 million, as compared to $0.94 per diluted share or $57.1 million for the same period in 2007. FFO for the three months ended December 31, 2008 included an $0.88 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.15 per diluted share impact from gains on the repurchase of unsecured senior notes.

FFO for the twelve months ended December 31, 2008 totaled $2.90 per diluted share or $169.6 million, as compared to $3.66 per diluted share or $227.2 million for the same period in 2007. FFO for the twelve months ended December 31, 2008 included an $0.88 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.23 per diluted share impact from gains on the repurchase of unsecured senior notes.

Net Income (“EPS”)

The Company reported a net loss of $34.9 million or $0.63 per diluted share for the fourth quarter of 2008, as compared to net income of $81.0 million or $1.41 per diluted share for the same period in 2007. EPS for the three months ended December 31, 2008 included a $0.93 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.16 per diluted share impact from gains on the repurchase of unsecured senior notes. EPS for the three months ended December 31, 2007 included a $1.17 per diluted share impact from gain on sale of land and discontinued operations, net of minority interest.

For the twelve months ended December 31, 2008, net income totaled $71.0 million or $1.28 per diluted share, as compared to $148.5 million or $2.51 per diluted share for the same period in 2007. EPS for the twelve months ended December 31, 2008 included a $1.50 per diluted share impact from gain on sale of properties including discontinued operations, a $0.93 per diluted share impact from impairment losses on land held for development and predevelopment investments, and a $0.25 per diluted share impact from gains on the repurchase of unsecured senior notes. EPS for the twelve months ended December 31, 2007 included a $1.58 per diluted share impact from gain on sale of land and discontinued operations, net of minority interest.

A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Same-Property Results

For the 40,340 apartment homes included in consolidated same-property results, fourth quarter 2008 same-property net operating income (“NOI”) declined 2.8% compared to the fourth quarter of 2007, with revenues increasing 1.1% and expenses increasing 8.2%. On a sequential basis, fourth quarter 2008 same-property NOI increased 0.8% compared to the third quarter of 2008, with revenues declining 2.2% and expenses declining 6.7% compared to the prior quarter. On a full-year basis, 2008 same-property NOI declined 0.4%, with revenue growth of 1.5% and expense growth of 4.6% compared to the same period in fiscal year 2007. Same-property physical occupancy levels for the combined portfolio averaged 93.6% during the fourth quarter of 2008, compared to 93.6% in the fourth quarter of 2007 and 94.9% in the third quarter of 2008.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2007, excluding properties held for sale and communities under redevelopment. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Development Activity

During the fourth quarter, lease-up was completed at Camden Royal Oaks in Houston, TX, a $21.1 million project that is currently 92% leased. In addition, the Company completed construction on two projects during the quarter: Camden Cedar Hills in Austin, TX and Camden Whispering Oaks in Houston, TX. As of December 31, 2008, Camden had five wholly-owned apartment communities which were completed and in lease-up: Camden Potomac Yard in Arlington, VA, a $104.5 million project that is currently 72% leased; Camden Summerfield in Landover, MD, a $62.6 million project that is currently 78% leased; Camden Orange Court in Orlando, FL, a $45.5 million project that is currently 66% leased; Camden Cedar Hills in Austin, TX, a $23.6 million project that is currently 84% leased; and Camden Whispering Oaks in Houston, TX, a $27.3 million project that is currently 80% leased. The Company also had two joint venture communities which were completed and in lease-up: Camden College Park in College Park, MD, a $125.3 million project that is currently 66% leased; and Camden Main & Jamboree in Irvine, CA, a $110.1 million project that is currently 88% leased.

The Company has one wholly-owned community and two joint venture communities currently under construction and in lease-up: Camden Dulles Station in Oak Hill, VA, a $77.0 million wholly-owned project that is currently 52% leased; Camden Amber Oaks in Austin, TX, a $40.0 million joint venture project that is currently 20% leased; and Braeswood Place in Houston, TX, a $48.6 million joint venture project that is currently 5% leased. Camden has two additional joint venture communities currently under construction in Houston, TX: Camden Travis Street, a $39.0 million project, and Belle Meade, a $33.2 million project.

In January 2009, Camden announced a reduction in the number of planned development projects it would undertake, which resulted in a $51.3 million non-cash impairment charge during the fourth quarter of 2008. In addition, the Company announced a reduction in its construction and development staff, which will result in a cash charge of approximately $1.0 million for severance costs during the first quarter of 2009. [See press release dated January 26, 2009 for further details.]

Properties Held for Sale

At December 31, 2008, Camden had one operating community held for sale: Camden West Oaks, a 671-home apartment community in Houston, TX.

Debt & Equity Repurchases

During the fourth quarter, Camden repurchased and retired $137.8 million of senior unsecured notes, resulting in an $8.8 million gain on early retirement of debt. During the twelve months ended December 31, 2008, the Company repurchased and retired a total of $191.0 million of senior unsecured notes, resulting in a $13.6 million gain on early retirement of debt.

During the twelve months ended December 31, 2008, Camden repurchased 694,800 common shares for a total of $30.1 million.

Liquidity

As of December 31, 2008, Camden had $444 million available under its $600 million unsecured revolving Line of Credit. After all extension options, the Line of Credit is scheduled to mature in January 2011. The Company anticipates that it may issue approximately $250 million in new secured or unsecured debt during 2009. Camden has $126 million of debt maturities in 2009 and $348 million of debt maturities in 2010. It is anticipated that these debt maturities will be repaid utilizing a combination of the following sources: the Company’s existing Line of Credit, future debt offerings, retained cash flow from operations and property dispositions.

Earnings Guidance

Camden provided initial earnings guidance for 2009 based on its current and expected views of the apartment market and general economic conditions. Full-year 2009 FFO is expected to be $3.15 to $3.45 per diluted share, and full-year 2009 EPS is expected to be $0.05 to $0.35 per diluted share. First quarter 2009 earnings guidance is $0.80 to $0.84 per diluted share for FFO and $0.02 to $0.06 per diluted share for EPS. Guidance for EPS excludes potential future gains on the sale of properties. Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s initial 2009 earnings guidance is based on projections of same-property revenue declines between 0.5% and 2.5%, expense growth between 5.0% and 6.25%, and NOI declines between 4.5% and 7.5%. Additional information on the Company’s 2009 financial outlook and a reconciliation of expected net income to expected FFO are included in the financial tables accompanying this press release.

Conference Call

The Company will hold a conference call on Tuesday, February 10, 2009 at 10:00 a.m. Central Time to review its fourth quarter and full-year 2008 results and discuss its outlook for future performance. To participate in the call, please dial (800) 860-2442 (domestic) or (412) 858-4600 (international) by 9:50 a.m. Central Time and request the Camden Property Trust Fourth Quarter 2008 Earnings Call, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden

Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 181 properties containing 62,903 apartment homes across the United States. Upon completion of five properties under development, the Company’s portfolio will increase to 64,329 apartment homes in 186 properties. Camden was recently named by FORTUNE® Magazine for the second consecutive year as one of the “100 Best Companies to Work For” in America.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2008	2007	2008	2007
Property revenues
Rental revenues	$137,921	$133,080	$547,718	$525,497
Other property revenues	19,721	16,385	76,298	62,822
Total property revenues	157,642	149,465	624,016	588,319

Property expenses
Property operating and maintenance	41,967	38,858	168,883	155,181
Real estate taxes	16,999	14,322	70,032	62,169
Total property expenses	58,966	53,180	238,915	217,350

Non-property income
Fee and asset management income	2,274	1,722	9,167	8,293
Sale of technology investments	-	-	-	623
Interest and other income	1,077	4,047	4,736	8,804
Income (loss) on deferred compensation plans	(13,713)	(1,120)	(33,443)	7,282
Total non-property income (loss)	(10,362)	4,649	(19,540)	25,002

Other expenses
Property management	4,722	4,437	19,910	18,413
Fee and asset management	1,435	1,150	6,054	4,552
General and administrative	7,699	8,514	31,586	32,590
Interest	33,702	31,350	132,399	115,753
Depreciation and amortization	43,300	40,068	171,814	157,297
Amortization of deferred financing costs	837	949	2,958	3,661
Expense (benefit) on deferred compensation plans	(13,713)	(1,120)	(33,443)	7,282
Total other expenses	77,982	85,348	331,278	339,548
Income from continuing operations before gain on sale of properties, gain on early retirement of debt, impairment loss on land, equity in income of joint ventures, minority interests and income taxes	10,332	15,586	34,283	56,423
Gain on sale of properties, including land	-	-	2,929	-
Gain on early retirement of debt	8,828	-	13,566	-
Impairment loss on land	(51,323)	(1,447)	(51,323)	(1,447)
Equity in income (loss) of joint ventures	(483)	454	(1,265)	1,526
Minority interests
Distributions on perpetual preferred units	(1,750)	(1,750)	(7,000)	(7,000)
Income allocated to common units and other minority interests	(652)	(1,374)	(4,052)	(4,729)
Income (loss) from continuing operations before income taxes	(35,048)	11,469	(12,862)	44,773
Income tax expense	(327)	(478)	(843)	(3,052)
Income (loss) from continuing operations	(35,375)	10,991	(13,705)	41,721
Income from discontinued operations	543	2,431	4,480	13,214
Gain (loss) on sale of discontinued operations	(77)	76,063	80,198	107,039
Income from discontinued operations allocated to common units	-	(8,509)	-	(13,517)
Net income (loss)	($34,909)	$80,976	$70,973	$148,457

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
Net income (loss)	($34,909)	$80,976	$70,973	$148,457
Other comprehensive income (loss)
Unrealized loss on cash flow hedging activities	(33,667)	(16,123)	(35,069)	(16,123)
Gain on postretirement obligations	33	-	136	-
Comprehensive income (loss)	($68,543)	$64,853	$36,040	$132,334

PER SHARE DATA
Net income - basic	($0.63)	$1.43	$1.28	$2.55
Net income - diluted	(0.63)	1.41	1.28	2.51
Income from continuing operations - basic	(0.64)	0.19	(0.25)	0.72
Income from continuing operations - diluted	(0.64)	0.19	(0.25)	0.71

Weighted average number of common and common equivalent shares outstanding:
Basic	55,401	56,782	55,272	58,135
Diluted	55,401	57,613	55,272	59,125

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
FUNDS FROM OPERATIONS	2008	2007	2008	2007

Net income (loss)	($34,909)	$80,976	$70,973	$148,457
Real estate depreciation and amortization from continuing operations	42,403	39,247	168,264	154,140
Real estate depreciation from discontinued operations	-	1,287	2,745	6,924
Adjustments for unconsolidated joint ventures	1,960	982	7,103	4,934
Income from continuing operations allocated to common units	573	1,444	3,617	4,279
Income from discontinued operations allocated to common units	-	8,509	-	13,517
(Gain) loss on sale of operating properties, net of taxes	-	-	(2,929)	1,184
(Gain) loss on sale of discontinued operations	77	(75,306)	(80,188)	(106,282)
Funds from operations - diluted	$10,104	$57,139	$169,585	$227,153

PER SHARE DATA
Funds from operations - diluted	$0.17	$0.94	$2.90	$3.66
Cash distributions	0.70	0.69	2.80	2.76

Weighted average number of common and common equivalent shares outstanding:
FFO - diluted	58,398	60,597	58,528	62,120

PROPERTY DATA
Total operating properties (end of period) (a)	181	182	181	182
Total operating apartment homes in operating properties (end of period) (a)	62,903	63,085	62,903	63,085
Total operating apartment homes (weighted average)	50,509	52,542	51,277	53,132
Total operating apartment homes - excluding discontinued operations (weighted average)	49,838	48,520	49,312	47,832

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN				BALANCE SHEETS
				(In thousands)

(Unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2008	2008	2008	2008	2007
ASSETS
Real estate assets, at cost
Land	$744,059	$745,085	$755,200	$749,664	$730,548
Buildings and improvements	4,447,587	4,442,067	4,474,749	4,435,787	4,316,472
	5,191,646	5,187,152	5,229,949	5,185,451	5,047,020
Accumulated depreciation	(981,049)	(952,883)	(935,640)	(907,643)	(868,074)
Net operating real estate assets	4,210,597	4,234,269	4,294,309	4,277,808	4,178,946
Properties under development and land	264,188	323,300	333,419	358,994	446,664
Investments in joint ventures	15,106	15,663	14,773	12,526	8,466
Properties held for sale, including land	20,653	9,495	36,152	23,299	25,253
Total real estate assets	4,510,544	4,582,727	4,678,653	4,672,627	4,659,329
Accounts receivable - affiliates	37,000	36,868	36,556	36,166	35,940
Notes receivable
Affiliates	58,109	58,240	53,849	52,331	50,358
Other	8,710	8,710	8,710	8,710	11,565
Other assets, net (a)	103,013	111,847	117,599	116,010	126,996
Cash and cash equivalents	7,407	29,517	1,242	947	897
Restricted cash	5,559	4,971	4,687	5,325	5,675
Total assets	$4,730,342	$4,832,880	$4,901,296	$4,892,116	$4,890,760

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$2,103,187	$2,096,285	$2,400,027	$2,351,006	$2,265,319
Secured	729,209	727,235	539,328	559,952	562,776
Accounts payable and accrued expenses	82,575	86,668	77,441	90,779	107,403
Accrued real estate taxes	23,600	40,664	30,664	17,769	24,943
Other liabilities (b)	149,554	124,915	129,471	146,817	136,365
Distributions payable	42,936	42,968	42,965	42,942	42,689
Total liabilities	3,131,061	3,118,735	3,219,896	3,209,265	3,139,495

Commitments and contingencies

Minority interests
Perpetual preferred units	97,925	97,925	97,925	97,925	97,925
Common units	88,075	93,816	96,249	97,416	111,624
Other minority interests	1,787	8,438	8,572	8,537	10,403
Total minority interests	187,787	200,179	202,746	203,878	219,952

Shareholders' equity
Common shares of beneficial interest	660	660	660	660	654
Additional paid-in capital	2,237,703	2,232,436	2,230,119	2,227,256	2,209,631
Distributions in excess of net income	(312,309)	(238,301)	(272,294)	(250,845)	(227,025)
Employee notes receivable	(295)	(298)	(302)	(306)	(1,950)
Treasury shares, at cost	(463,209)	(463,108)	(463,574)	(463,574)	(433,874)
Accumulated other comprehensive loss (c)	(51,056)	(17,423)	(15,955)	(34,218)	(16,123)
Total shareholders' equity	1,411,494	1,513,966	1,478,654	1,478,973	1,531,313
Total liabilities and shareholders' equity	$4,730,342	$4,832,880	$4,901,296	$4,892,116	$4,890,760

(a) includes:
net deferred charges of:	$10,505	$11,388	$9,434	$10,287	$10,811
value of in place leases of:	-	-	-	$62	$258

(b) includes:
deferred revenues of:	$2,640	$2,940	$2,747	$2,575	$2,459
(above)/below market leases of:	-	-	-	($6)	($13)
distributions in excess of investments in joint ventures of:	$30,105	$27,977	$26,022	$25,065	$23,653
fair value adjustment of derivative instruments:	$51,056	$17,423	$15,955	$34,218	$16,123

(c) Represents the fair value adjustment of derivative instruments and gain on post retirement obligations.

CAMDEN	2009 Financial Outlook
as of February 9, 2009

(Unaudited)

2008 Reported FFO, Adjusted for Non-Routine Items

	Total	Per Share
2008 Reported FFO	$169,585	$2.90
Adjustments for non-routine items:
Plus: Impairment loss on land	51,323	0.88
Less: Gain on early retirement of debt	(13,566)	(0.23)

2008 FFO adjusted for non-routine items	$207,342	$3.55

2008 Fully Diluted Shares Outstanding - FFO		58,528

2009 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected net income per share - diluted		$0.05 to $0.35
Expected difference between EPS and fully diluted FFO shares		0.00
Expected real estate depreciation		2.91
Expected adjustments for unconsolidated joint ventures		0.02
Expected income allocated to common units		0.17
Expected FFO per share - diluted		$3.15 to $3.45

"Same Property" Communities
Number of Units		42,670
2008 Base Net Operating Income		$334 million
Total Revenue Growth		(0.50%) to (2.50%)
Revenue Growth excluding revenue attributable to ancillary income initiatives (a)		(2.00%) to (4.00%)
Total Expense Growth		5.00% to 6.25%
Expense Growth excluding expenses related to ancillary income initiatives (b)		3.10% to 4.35%
Net Operating Income Growth		(4.50%) to (7.50%)
Physical Occupancy		93.3%
∙ Impact from 1.0% change in NOI Growth is approximately $0.06 / share

Acquisitions/Dispositions
Dispositions (Communities Held for Sale at 12/31/08)		$25 to $30 million
Future Dispositions Volume		$0 to $100 million
Future Acquisitions Volume (consolidated on balance sheet)		$0 to $100 million
Future Acquisitions Volume (joint venture)		$0 to $200 million

Development
Development Starts (consolidated on balance sheet)		$0 to $100 million
Development Starts (joint venture)		$0 to $100 million
2009 Incremental FFO Accretion vs. 2008 for Developments Stabilized in 2008 (consolidated on balance sheet)		$2 million
2009 Incremental FFO Accretion vs. 2008 for Current Developments (consolidated on balance sheet)		$4 to $5 million
2009 Incremental FFO Dilution vs. 2008 from Impaired Assets (excludes 2008 impairment loss on land)		($6 million)
2009 Incremental FFO Accretion vs. 2008 for Current Developments (joint venture)		$3 million

Capitalized Maintenance Expenditures		$25 to $30 million

Non-Property Income
Non-Property Income, Net		$4 to $6 million
Includes: Fee and asset management income, net of expenses and Interest and other income

Corporate Expenses
General and Administrative and Property Management Expense		$48 to $52 million
Anticipated 1Q2009 Severance Charge		$1 million

Debt
Capitalized Interest		$9 to $11 million
Expensed Interest		$126 to $134 million
30 Day LIBOR (average)		0.70%

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

(a)	Excludes revenue earned from Perfect Connection (Camden's bulk cable program) and Valet Waste (Camden's door to door trash collection program).
(b)	Excludes expenses associated with Perfect Connection (Camden's bulk cable program) and Valet Waste (Camden's door to door trash collection program).

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	($34,909)	$80,976	$70,973	$148,457
Real estate depreciation and amortization from continuing operations	42,403	39,247	168,264	154,140
Real estate depreciation from discontinued operations	-	1,287	2,745	6,924
Adjustments for unconsolidated joint ventures	1,960	982	7,103	4,934
Income from continuing operations allocated to common units	573	1,444	3,617	4,279
Income from discontinued operations allocated to common units	-	8,509	-	13,517
(Gain) loss on sale of operating properties, net of taxes	-	-	(2,929)	1,184
(Gain) loss on sale of discontinued operations	77	(75,306)	(80,188)	(106,282)
Funds from operations - diluted	$10,104	$57,139	$169,585	$227,153

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	55,401	57,613	55,272	59,125
FFO diluted	58,398	60,597	58,528	62,120

Net income per common share - diluted	($0.63)	$1.41	$1.28	$2.51
FFO per common share - diluted	$0.17	$0.94	$2.90	$3.66

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	1Q09 Range		2009 Range
	Low	High	Low	High

Expected net income per share - diluted	$0.02	$0.06	$0.05	$0.35
Expected real estate depreciation	0.73	0.73	2.91	2.91
Expected adjustments for unconsolidated joint ventures	0.01	0.01	0.02	0.02

Expected income allocated to common units	0.04	0.04	0.17	0.17
Expected FFO per share - diluted	$0.80	$0.84	$3.15	$3.45

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.
Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income	($34,909)	$80,976	$70,973	$148,457
Fee and asset management income	(2,274)	(1,722)	(9,167)	(8,293)
Sale of technology investments	-	-	-	(623)
Interest and other income	(1,077)	(4,047)	(4,736)	(8,804)
Income (loss) on deferred compensation plans	13,713	1,120	33,443	(7,282)
Property management expense	4,722	4,437	19,910	18,413
Fee and asset management expense	1,435	1,150	6,054	4,552
General and administrative expense	7,699	8,514	31,586	32,590
Interest expense	33,702	31,350	132,399	115,753
Depreciation and amortization	43,300	40,068	171,814	157,297
Amortization of deferred financing costs	837	949	2,958	3,661
Expense (benefit) on deferred compensation plans	(13,713)	(1,120)	(33,443)	7,282
(Gain) loss on sale of properties, including land	-	-	(2,929)	-
Gain on early retirement of debt	(8,828)	-	(13,566)	-
Equity in income (loss) of joint ventures	483	(454)	1,265	(1,526)
Impairment loss on land	51,323	1,447	51,323	1,447
Distributions on perpetual preferred units	1,750	1,750	7,000	7,000
Income allocated to common units and other minority interests	652	1,374	4,052	4,729
Income tax expense	327	478	843	3,052
Income from discontinued operations	(543)	(2,431)	(4,480)	(13,214)
Gain (loss) on sale of discontinued operations	77	(76,063)	(80,198)	(107,039)
Income from discontinued operations allocated to common units	-	8,509	-	13,517
Net Operating Income (NOI)	$98,676	$96,285	$385,101	$370,969

"Same Property" Communities	$76,823	$79,059	$310,231	$311,459
Non-"Same Property" Communities	10,969	9,170	40,085	30,007
Development and Lease-Up Communities	2,649	(47)	3,750	(59)
Redevelopment Communities	7,234	6,521	27,704	25,474
Dispositions / Other	1,001	1,582	3,331	4,088
Net Operating Income (NOI)	$98,676	$96,285	$385,101	$370,969

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income	($34,909)	$80,976	$70,973	$148,457
Interest expense	33,702	31,592	132,865	116,751
Amortization of deferred financing costs	837	949	2,958	3,661
Depreciation and amortization	43,300	40,068	171,814	157,297
Distributions on perpetual preferred units	1,750	1,750	7,000	7,000
Income allocated to common units and other minority interests	652	1,374	4,052	4,729
Income tax expense	327	478	843	3,052
Real estate depreciation and amortization from discontinued operations	-	1,294	2,762	6,955
(Gain) loss on sale of properties, including land	-	-	(2,929)	-
Gain on early retirement of debt	(8,828)	-	(13,566)	-
Equity in income (loss) of joint ventures	483	(454)	1,265	(1,526)
Impairment loss on land	51,323	1,447	51,323	1,447
Gain (loss) on sale of discontinued operations	77	(76,063)	(80,198)	(107,039)
Income from discontinued operations allocated to common units	-	8,509	-	13,517
EBITDA	$88,714	$91,920	$349,162	$354,301

CONTACT:
Camden Property Trust, Houston
Kim Callahan, 713-354-2549